
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund III and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               SEP-30-1999
<CASH>                                      33,783,604
<SECURITIES>                                         0
<RECEIVABLES>                                  190,750<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              34,819,218<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                34,819,218<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             (277,923)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,890,526
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             (3,168,449)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         (3,168,449)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                (3,168,449)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $112,952 and due from
DWR of $77,798.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $984,033 and net option premiums of $(139,169).
<F3>Liabilities include redemptions payable of $277,651, accrued management fees of $115,137 and accrued administrative expenses of $162,942.
<F4>Total revenues include realized trading revenue of $(183,542), net change in unrealized of $(1,118,777) and interest income of $1,024,396.

